Exhibit 99.2
THOMAS PROPERTIES GROUP, INC. ANNOUNCES
THIRD QUARTER 2011 RESULTS
Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended September 30, 2011.
The results of operations presented in this release include TPGI’s results of operations for the three and nine months ended September 30, 2011 and 2010. The consolidated net income for the three months ended September 30, 2011 was $2.1 million or $0.06 per share compared to consolidated net loss of $(1.4) million or $(0.04) per share for the three months ended September 30, 2010. The increase in consolidated net income per share was primarily due to an increase in investment advisory fees and an income tax benefit. The consolidated net loss for the nine months ended September 30, 2011 was $(4.2) million or $(0.11) per share compared to consolidated net loss of $(5.3) million or $(0.16) per share for nine months ended September 30, 2010. The decrease in the consolidated net loss per share is comprised primarily of an increase in investment advisory fees and the income tax benefit, offset by fewer condominium unit sales and the increased number of shares of our common stock outstanding.
After tax cash flow (“ATCF”) for the three months ended September 30, 2011 was $5.6 million or $0.15 per share compared to ATCF of $2.3 million or $0.07 per share for the three months ended September 30, 2010. The increase in ATCF per share was primarily due to the increase in investment advisory fees. After tax cash flow for the nine months ended September 30, 2011 was $9.3 million or $0.25 per share compared to after tax cash flow of $9.4 million or $0.28 per share for the nine months ended September 30, 2010. The decrease in ATCF per share was comprised primarily of the increase in investment advisory fees, offset by the decrease in condominium unit sales and the increased number of shares of our common stock outstanding. The Company defines ATCF (a non-GAAP financial measure) as net income (loss) excluding the following items: noncontrolling interests, deferred income taxes, non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments, adjustments to reflect the fair market value of rent, and gain from extinguishment of debt. ATCF is further described in note (c) and reconciled to net income (loss) in the financial statements below.
“Net operating income from our operating properties continues to improve," stated Jim Thomas, Chairman and CEO. "For properties in which we have owned interests for both periods, net operating income calculated on a cash basis increased by 10.5% and 9.2% during the three and nine months ended September 30, 2011, respectively, compared to the same periods in 2010, and net operating income calculated on a GAAP basis increased by 4.6% and 5.0% for the three and nine months ended September 30, 2011, respectively, compared to the same periods in 2010. Our properties were, on average, 85.2% leased as of September 30, 2011, compared with 84.8% at September 30, 2010.”
"We are making progress in our efforts to sell certain assets that do not fit the long term goals of the Company and TPG/CalSTRS," continued Mr. Thomas. “Since the end of the third quarter, we have closed on the sale of a 2.2 acre land parcel at Campus El Segundo to a hotel developer. We continue our efforts to sell 2500 CityWest in Houston, Texas, Centerpointe I and II in Fairfax, Virginia, Brookhollow I, II, and III in Houston, Texas and 2121 Market Street in Philadelphia, Pennsylvania."
Supplemental Materials
The company publishes a Supplemental Financial Information package which is available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section. For information regarding our net operating income for our operating properties discussed in the release, please see the Supplemental Financial Information. The Company also provides an estimated net asset value workbook, available for download at www.tpgre.com in the Investor Relations tab, NAV Workbook section.
Teleconference and Webcast
TPGI will hold a quarterly earnings conference call on Thursday, November 3, 2011 at 11:00 a.m. Pacific Time. To participate in the call, dial (866) 730-5768 and (857) 350-1592 internationally, and provide confirmation code 95563054.
A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through November 10, 2011, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 75587285. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier office properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.
Forward Looking Statements
Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2010 and our subsequent Form 10-Q quarterly reports, each of which is filed with the Securities and Exchange Commission. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Revenues:
Rental	$7,446	$7,330	$22,233	$21,818
Tenant reimbursements	5,666	4,976	17,051	15,476
Parking and other	708	853	2,225	2,651
Investment advisory, management, leasing and development services	5,565	1,645	7,689	5,594
Investment advisory, management, leasing and development services - unconsolidated real estate entities	4,324	3,673	13,690	11,126
Reimbursement of property personnel costs	1,365	1,403	4,389	4,213
Condominium sales	3,084	5,237	6,122	14,559
Total revenues	28,158	25,117	73,399	75,437
Expenses:
Property operating and maintenance	6,211	5,948	18,384	18,659
Real estate and other taxes	1,854	1,745	5,616	5,221
Investment advisory, management, leasing and development services	3,273	2,953	9,912	7,987
Reimbursable property personnel costs	1,365	1,403	4,389	4,213
Cost of condominium sales	2,055	3,858	4,042	10,655
Interest	4,331	4,820	13,629	14,368
Depreciation and amortization	3,447	3,432	10,188	10,405
General and administrative	3,925	3,365	11,802	9,861
Total expenses	26,461	27,524	77,962	81,369
Interest income	5	17	25	55
Equity in net (loss) income of unconsolidated real estate entities	(353)	538	(1,938)	(938)
Income (loss) before income taxes and noncontrolling interests	1,349	(1,852)	(6,476)	(6,815)
Benefit (provision) for income taxes	1,206	(62)	1,001	(417)
Net income (loss)	2,555	(1,914)	(5,475)	(7,232)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	(295)	530	1,763	2,039
Partners in consolidated real estate entities	(177)	(51)	(496)	(128)
	(472)	479	1,267	1,911
TPGI share of net income (loss)	$2,083	$(1,435)	$(4,208)	$(5,321)
Income (loss) per share - basic and diluted	$0.06	$(0.04)	$(0.11)	$(0.16)
Weighted average common shares - basic	36,647,394	34,910,415	36,610,178	33,218,238
Weighted average common shares - diluted	36,873,339	34,910,415	36,610,178	33,218,238

Reconciliation of net income (loss) to EBDT(a):
Net income (loss)	$2,083	$(1,435)	$(4,208)	$(5,321)
Adjustments:
Income tax (benefit) provision	(1,206)	62	(1,001)	417
Noncontrolling interests - unitholders in the Operating Partnership	295	(530)	(1,763)	(2,039)
Depreciation and amortization	3,447	3,432	10,188	10,405
Amortization of loan costs	153	211	580	694
Unconsolidated real estate entities:

Depreciation and amortization	3,277	3,133	9,088	11,072
Depreciation and amortization from discontinued operations	4	618	543	1,813
Amortization of loan costs	158	83	293	377
Amortization of loan costs from discontinued operations	4	18	19	60
Earnings before depreciation, amortization and taxes	$8,215	$5,592	$13,739	$17,478
TPGI share of EBDT (b)	$6,137	$4,018	$10,265	$12,346
EBDT per share - basic	$0.17	$0.12	$0.28	$0.37
EBDT per share - diluted	$0.17	$0.11	$0.28	$0.37
Weighted average common shares outstanding- basic	36,647,394	34,910,415	36,610,178	33,218,238
Weighted average common shares outstanding- diluted	36,873,339	35,149,733	36,863,237	33,462,470

Reconciliation of net income (loss) to ATCF(c):
Net income (loss)	$2,083	$(1,435)	$(4,208)	$(5,321)
Adjustments:
Income tax (benefit) provision	(1,206)	62	(1,001)	417
Noncontrolling interests - unitholders in the Operating Partnership	295	(530)	(1,763)	(2,039)
Depreciation and amortization	3,447	3,432	10,188	10,405
Amortization of loan costs	153	211	580	694
Non-cash compensation expense	127	288	660	467
Straight-line rent adjustments	(22)	(275)	(170)	(1,067)
Adjustments to reflect the fair market value of rent	7	—	16	1
Unconsolidated real estate entities:
Depreciation and amortization	3,277	3,133	9,088	11,072
Depreciation and amortization from discontinued operations	4	618	543	1,813
Amortization of loan costs	158	83	293	377
Amortization of loan costs from discontinued operations	4	18	19	60
Straight-line rent adjustments	(72)	(150)	(209)	(557)
Straight-line rent adjustments from discontinued operations	(31)	(253)	(199)	(340)
Adjustments to reflect the fair market value of rent	(369)	(259)	(813)	(812)
Adjustments to reflect the fair market value of rent from discontinued operations	1	(5)	8	(55)
Gain on extinguishment of debt	—	(893)	—	(893)
Gain on extinguishment of debt from discontinued operations	(333)	(729)	(333)	(729)
ATCF before income taxes	$7,523	$3,316	$12,699	$13,493
TPGI share of ATCF before income taxes (b)	$5,620	$2,378	9,488	9,531
TPGI income tax expense - current	(48)	(60)	(157)	(144)
TPGI share of ATCF	$5,572	$2,318	$9,331	$9,387
ATCF per share - basic & diluted	$0.15	$0.07	$0.25	$0.28
Weighted average common shares outstanding- basic	36,647,394	34,910,415	36,610,178	33,218,238
Weighted average common shares outstanding- diluted	36,873,339	35,149,733	36,863,237	33,462,470

a.
EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

b.
Based on an interest in our operating partnership of 74.70% and 74.72% for the three and nine months ended September 30, 2011, respectively, and 71.71% and 70.64% for the three and nine months ended September 30, 2010, respectively.

c.
ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustment to rental revenue to reflect the fair market value of rents; and viii) gain on extinguishment of debt. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Investments in real estate:
Operating properties, net	$263,595	$266,809
Land improvements—development properties	96,619	96,635
	360,214	363,444
Condominium units held for sale	46,189	49,827
Improved land held for sale	2,970	2,819
Investments in unconsolidated real estate entities	8,260	17,975
Cash and cash equivalents, unrestricted	50,184	42,363
Restricted cash	8,929	13,069
Rents and other receivables, net	1,800	1,754
Receivables from unconsolidated real estate entities	2,501	2,979
Deferred rents	17,736	14,592
Deferred leasing and loan costs, net	12,468	13,538
Other assets, net	19,872	17,875
Total assets	$531,123	$540,235
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other secured loans	$293,380	$300,536
Accounts payable and other liabilities, net	29,884	29,020
Prepaid rent and deferred revenue	3,129	2,888
Total liabilities	326,393	332,444
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of September 30, 2011 and December 31, 2010	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 37,094,995 and 36,943,394 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	371	369
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 12,313,331 shares issued and outstanding as of September 30, 2011 and December 31, 2010	123	123
Additional paid-in capital	208,363	207,953
Retained deficit and dividends	(64,991)	(60,790)
Total stockholders’ equity	143,866	147,655
Noncontrolling interests:
Unitholders in the Operating Partnership	49,866	51,478
Partners in consolidated real estate entities	10,998	8,658
Total noncontrolling interests	60,864	60,136
Total equity	204,730	207,791
Total liabilities and equity	$531,123	$540,235

Contact: Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana M. Laing, Chief Financial Officer
(213) 613-1900